UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

IAC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 31, 2025, IAC Inc. (“IAC” or the “Company”) completed the previously announced spin-off of Angi Inc. (“Angi”) by means of a special dividend (the “Distribution”) of all of the shares of Angi capital stock held by IAC to the holders of IAC common stock, par value $0.0001 per share (the “IAC common stock”), and IAC Class B common stock, par value $0.0001 per share (the “IAC Class B common stock” and together with the IAC common stock, “IAC Stock”). The dividend was paid through the distribution of shares of Angi Class A common stock, par value $0.001 per share (the “Angi Class A common stock”) on March 31, 2025 to the holders of record of IAC Stock as of the close of business on March 25, 2025 (the “Record Date”), on a pro rata basis. For each share of IAC Stock held by IAC stockholders as of the Record Date, 0.5251 shares of Angi Class A common stock were distributed. No fractional shares of Angi Class A common stock were distributed. Instead, IAC stockholders will receive a cash payment in lieu of any fractional share of Angi Class A common stock that they otherwise would have received.

As a result of the Distribution, IAC no longer owns any shares of Angi capital stock and Angi became an independent public company.

A copy of a joint press release issued by IAC and Angi on April 1, 2025 announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, effective upon the completion of the Distribution and pursuant to the employment transition agreement previously filed by the Company on January 13, 2025 with the Securities Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K dated January 13, 2025, Joseph Levin ceased to serve as Chief Executive Officer of the Company and as a member of the board of directors of the Company.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Unaudited pro forma financial information of the Company to give effect to the Distribution is included in Exhibit 99.2 filed herewith and incorporated by reference into this Item 9.01.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of April 1, 2025
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of IAC Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC INC.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: April 1, 2025